Jennison 20/20 Focus Fund
(formerly Prudential 20/20 Focus Fund)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				            September 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison 20/20 Focus Fund
                                     File No. 811-08587


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form
N-SAR for Jennison 20/20 Focus Fund
for the semi-annual period ended July 31, 2003. The Form N-SAR was filed using the EDGAR system.



                                                      Very truly yours,



                                          /s/ Marguerite E.H. Morrison
                                              Marguerite E.H. Morrison
                                                   Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of September 2003.







Jennison 20/20 Focus Fund





Witness: /s/ Marguerite E.H. Morrison		By: /s/ Grace C. Torres
            Marguerite E.H. Morrison	  	        Grace C. Torres
            Assistant Secretary		      		      Treasurer





























         T:\Cluster 1\N-SAR\20F\9-03.Letter